UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34551	20-4477465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Farm Credit Drive, Suite 2300 McLean, Virginia	22102-5011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 738-2840

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, the Board of Directors of Global Defense Technology & Systems, Inc. (“GTEC” or the “Company”) accepted the resignation of James P. Allen from the office of Chief Financial Officer of the Company. Mr. Allen’s resignation, which will be effective October 1, 2010, was not in connection with any disagreement with the Company about any matter.

On the same date, GTEC’s Board of Directors unanimously approved the appointment of Joseph M. Cormier to the office of Chief Financial Officer. Mr. Cormier’s appointment will be effective October 1, 2010.

Mr. Cormier, age 34, has been the Company’s Senior Vice President, Finance since January 2010 and will serve in that capacity until his succession to the office of Chief Financial Officer. From 2005 to 2010, Mr. Cormier was a corporate officer of ManTech International Corporation and was most recently Senior Vice President, Corporate Development since January 2009. Prior to joining ManTech, Mr. Cormier was Vice President, Corporate Development of DigitalNet Holdings from July 2003 to October 2004, and from 1998 to 2003 was an investment banker at Banc of America Securities LLC. Mr. Cormier received a Bachelor of Arts in Economics & Political Science from Columbia University.

In connection with Mr. Cormier’s appointment as Chief Financial Officer, the Compensation Committee of the GTEC’s Board of Directors approved certain terms to be included in an Amended and Restated Employment Agreement (the “Employment Agreement”) to be entered into between GTEC and Mr. Cormier. Effective October 1, 2010, Mr. Cormier will receive an annual salary of $310,000 and be eligible for an annual cash incentive award of up to 65% of his annual salary (the “target bonus”) upon the achievement of target levels for certain key Company-level performance measures (up to 97.5% of his annual salary upon achievement of stretch level) GTEC will grant Mr. Cormier options to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the stock’s closing price on the NASDAQ Global Market on the date of the grant on October 1, 2010. These options will vest in four equal, annual installments beginning on the first anniversary of the grant. The Employment Agreement will contain severance provisions entitling Mr. Cormier to the payment of (i) accrued but unpaid salary, (ii) 100% of his annual salary and (iii) 100% of his target bonus if he terminates his employment for good reason or if the Company terminates his employment without cause. The Employment Agreement also entitles Mr. Cormier to the payment of (i) accrued but unpaid salary, (ii) 150% of his annual salary and (iii) 100% of his target bonus if either such termination occurs following a change in control.

A copy of the press release dated September 20, 2010 announcing the matters disclosed herein is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)               Exhibits

Exhibit No.	Description

99.1	Press release dated September 20, 2010, announcing the appointment of Joseph M. Cormier to the offices of Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

Date: September 20, 2010	/s/ John Hillen

John Hillen, President and Chief Executive Officer

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